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                                                                      Exhibit 15

PRICEWATERHOUSECOOPERS



                                                    PricewaterhouseCoopers
                                                    Chartered Accountants
                                                    Dorchester House
                                                    7 Church Street
                                                    Hamilton
                                                    Bermuda HM 11
                                                    Telephone +1 (441) 295 2000
                                                    Facsimile +1 (441) 295 1242
                                                    Direct Tel. (441) 299 7129
                                                    Direct Fax (441) 295 1242


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 13, 2001 on our review of interim financial information of Arch Capital Group Ltd. (issued pursuant to the provisions of Statement of Auditing Standards No. 71) for the period ended September 30, 2001 and included in this quarterly report on Form 10-Q is incorporated by reference in the Registration Statement on Form S-3 (Registration No. 33-34499) and in the Registration Statements on Form S-8 (Registration No. 33-99974, Registration No. 333-86145, and Registration No. 333-72182).

Very truly yours,

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda
November 13, 2001







MAILING ADDRESS: PO BOX HM 1171, Hamilton, Bermuda HM EX.

A list of partners can be obtained from the above address